Exhibit A
JOINT FILING AGREEMENT

The undersigned agree that Schedule 13G, dated December 15, 2008, relating to the Common Stock of SPPI shall be filed on behalf of the undersigned.

Dated: December 15, 2008

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners, L.P., its general partner

	By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
Mark N. Lampert, President

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners, L.P., its general partner

	By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
Mark N. Lampert, President

BVF INVESTMENTS, L.L.C.

By:	BVF Partners, L.P., its manager

	By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
Mark N. Lampert, President

INVESTMENT 10, L.L.C.

By:	BVF Partners, L.P., its investment manager

	By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
Mark N. Lampert, President

BVP PARTNERS L.P.

By:	BVF Inc., its general partner

	By:	/s/ Mark N. Lampert
Mark N. Lampert, President

BVF INC.

	By:	/s/ Mark N. Lampert
Mark N. Lampert, President